LEASE SCHEDULE NO. 1000090043                                    FINANCING LEASE
                                                    (Contract Rate Interim Rent)

Master Lease Agreement dated 11/17/97

Lessor: Banc One Leasing Corporation

Lessee: COMPUROUTE, INC.

1. GENERAL. This Lease Schedule is signed and delivered under the Master Lease Agreement identified above, as amended from time to time ("Master Lease"), between Lessee and Lessor. Capitalized terms defined in the Master Lease will have the same meanings when used in this Schedule.

2. FINANCING. Lessor finances for Lessee, and Lessee finances with Lessor, all of the property ("Equipment") described in Schedule A-1 attached hereto (and Lessee represents that all Equipment is new unless specifically identified as used).

3. AMOUNT FINANCED.        EQUIPMENT COST:          $505,200.00
                           SET-UP/FILING FEE:            375.00
                           MISCELLANEOUS:            N/A
                           SALES TAX:                N/A

                           TOTAL:                   $505,575.00

4. FINANCING TERM. The Base Term of this Schedule shall be SIXTY (60) months and the Base Term shall commence on __________________________________("Commencement Date"). The total Lease Term consists of the Interim Term plus the Base Term. The Interim Term begins on the date that Lessor accepts this Schedule as stated below Lessor's signature ("Acceptance Date") and continues up to the Commencement Date.

5. INSTALLMENT PAYMENTS/FEES. As financing for the Equipment, Lessee shall pay to Lessor all amounts stated below on the due dates stated below. There shall be added to each installment payment all applicable Taxes as in effect from time to time.

(a) During the Lease Term, the above Amount Financed shall bear interest at the rate of 6.3349% per annum ("Contract Rate").

(b) For the Interim Term, Lessee shall pay to Lessor on the Commencement Date an amount equal to the Per Diem Payment multiplied by the number of days in the Interim Term. "Per Diem Payment" means an amount equal to the product of the Amount Financed of the Equipment and the Daily Rate. "Daily Rate" means the Contract Rate divided by 360.

(c) During the Base Term, Lessee shall pay to Lessor installment payments in the amounts and according to the timing set forth below, provided however, that notwithstanding the following, the final installment payment due hereunder shall be equal to the remaining principal balance hereunder together with all accrued interest and fees.

     (1) Amount of each installment payment during the Base Term (including principal interest): $9,853.10

     (2) Frequency of installment payments during Base Term:     MONTHLY

     (3) Timing of installment payments during the Base Term:    IN ARREARS

(d) Lessee shall pay Lessor a Set-Up/Filing Fee as follows:

     (1) N/A shall be paid on the Acceptance Date, or
     (2) $375.00 has been included in the above Amount Financed of the Equipment.

(e) Security Deposit: $ N/A. On the Acceptance Date, Lessee shall pay Lessor said Security Deposit which shall be held in accordance with paragraph 6 below.

6. SECURITY INTEREST. This Schedule is intended to be a secured debt financing transaction, NOT a true lease. See Paragraph 7 below regarding Lessee's ownership of the Equipment. As collateral security for payment and performance of all Secured Obligations (defined in Paragraph 8 below) and to induce Lessor to extend credit from time to time to Lessee (under the Lease or otherwise), Lessee hereby grants to Lessor a first priority security interest in all of Lessee's right, title and interest in the Equipment, whether now existing or hereafter acquired, any sums specified in this Schedule as a Security Deposit, and in all Proceeds (defined in Paragraph 8 below). At its option, Lessor may apply all or any part of any Security Deposit to cure any default of Lessee under the Lease. If upon final termination of this Schedule, Lessee has fulfilled all of the terms and conditions hereof, then Lessor shall pay to Lessee upon Lessee's written request any remaining balance of the Security Deposit for this Schedule, without interest.

7. TITLE TO EQUIPMENT; FIRST PRIORITY LIEN. Lessee represents, warrants and agrees: that Lessee currently is the lawful owner of the Equipment; that good and marketable title to the Equipment shall remain with Lessee at all times; that Lessee has granted to Lessor a first priority security interest in the Equipment and all Proceeds; and that the Equipment and all Proceeds are, and at all times shall be, free and clear of any Liens other than Lessor's security interest therein. Lessee at its sole expense will protect and defend Lessor's first priority security interest in the Equipment against all claims and demands whatsoever.

8. CERTAIN DEFINITIONS. "Secured Obligations" means (a) all payments and other obligations of Lessee under or in connection with this Schedule, and (b) all payments and other obligations of Lessee (whether now existing or hereafter incurred) under or in connection with the Master Lease and all present and future Lease Schedules thereto, and (c) all other leases, indebtedness, liabilities and/or obligations of any kind (whether now existing or hereafter incurred, absolute or contingent, direct or indirect) of Lessee to Lessor or to any affiliate of either Lessor or BANK ONE CORPORATION. "Proceeds" means all cash and non-cash proceeds of the Equipment including, without limitation, proceeds of insurance, indemnities and/or warranties.

9. AMENDMENTS TO MASTER LEASE. FOR PURPOSES OF THIS SCHEDULE ONLY, Lessee and Lessor agree to amend the Master Lease as follows: (a) public liability or property insurance as described in the second sentence of Section 8 will not be required; (b) the definition of "Stipulated Loss Value" in clause (b) of Section 9 is deleted and replaced by Paragraph 10 below; (c) the text of Section 10 is deleted in its entirety; (d) Subsections 23(a) and 23(c) are deleted; (e) subsection 23(b) and the last sentence of section 4 will apply only if an event of default occurs; (f) Lessor and Lessee hereby agree that any and all references to "Bank One Corporation" in the Lease, wherever located, are amended to refer to "BANK ONE CORPORATION", and (g) all references in the Lease as it relates to this Schedule to "Lessee" and "Lessor" shall be changed to "Borrower" and "Lender" respectively.

10. STIPULATED LOSS VALUE. FOR PURPOSES OF THIS SECTION ONLY, the "Stipulated Loss Value" of any item of Equipment during its Lease Term equals the aggregate of the following as of the date specified by Lessor: (a) all accrued and unpaid interest, late charges and other amounts due under this Schedule and the Master Lease to the extent it relates to this Schedule as of such specified date, plus
(b) the remaining principal balance due and payable by Lessee under this Schedule as of such specified date, plus (c) interest on the amount described in the foregoing clauses (a) and (b) at the Overdue Rate commencing with the specified date; provided, that the foregoing calculation shall not exceed the maximum amount which may be collected by Lessor from Lessee under applicable law in connection with enforcement of Lessor's rights under this Schedule and the Master Lease to the extent it relates to this Schedule.

11. LESSEE TO PAY ALL TAXES. FOR PURPOSES OF THIS SCHEDULE AND ITS EQUIPMENT
ONLY: Lessee shall pay any and all Taxes relating to this Schedule and its Equipment directly to the applicable taxing authority; Lessee shall prepare and file all reports or returns concerning any such Taxes as may be required by applicable law or regulation (provided, that Lessor shall not be identified as the owner of the Equipment in such reports or returns); and Lessee shall, upon Lessor's request, send Lessor evidence of payment of such Taxes and copies of any such reports or returns.

12. LESSEE'S ASSURANCES. Lessee irrevocably and unconditionally: (a) reaffirms all of the terms and conditions of the Master Lease and agrees that the Master Lease remains in full force and effect; (b) agrees that the Equipment is and will be used at all times solely for commercial purposes, and not for personal, family or household purposes; and (c) incorporates all of the terms and conditions of the Master Lease as if fully set forth in this Schedule.

     13. REPRESENTATIONS AND WARRANTIES: Lessee represents and warrants that;
(a) Lessee is a corporation, partnership or proprietorship duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to do business and is in good standing under the laws of each other state in which the Equipment is or will be located; (b) Lessee has full power, authority and legal right to sign, deliver and perform the Master Lease, this Schedule and all related documents and such actions have been duly authorized by all necessary corporate/partnership/proprietorship action; and (c) the Master Lease, this Schedule and each related document has been duly signed and delivered by Lessee and each such document constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms.

14. CONDITIONS. No lease of Equipment under this Schedule shall be binding on Lessor, and Lessor shall have no obligation to purchase the Equipment covered hereby, unless: (a) Lessor has received evidence of all required insurance; (b) in Lessor's sole judgment, there has been no material adverse change in the financial condition or business of Lessee or any guarantor; (c) Lessee has signed and delivered to Lessor this Schedule, which must be satisfactory to Lessor, and Lessor has signed and accepted this Schedule; (d) no change in the Code or any regulation thereunder, which in Lessor's sole judgment would adversely affect the economics to Lessor of the lease transaction, shall have occurred or shall appear to be imminent, (e) Lessor has received, in form and substance satisfactory to Lessor, such other documents and information as Lessor shall reasonably request, and (f) Lessee has satisfied all other reasonable conditions established by Lessor.

     15. OTHER DOCUMENTS: EXPENSES: Lessee agrees to sign and deliver to Lessor any additional documents deemed desirable by Lessor to effect the terms of the Master Lease or this Schedule including, without limitation, Uniform Commercial Code financing statements which Lessor is authorized to file with the appropriate filing officers. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact with full power and authority in the place of Lessee and in the name of Lessee to prepare, sign, amend, file or record any Uniform Commercial Code financing statements or other documents deemed desirable by Lessor to perfect, establish or give notice of Lessor's interests in the Equipment or in any collateral as to which Lessee has granted Lessor a security interest. Lessee shall pay upon Lessor's written request any actual out-of-pocket costs and expenses paid or incurred by Lessor in connection with the above terms of this section or the funding and closing of this Schedule.

16. PURCHASE ORDERS AND ACCEPTANCE OF EQUIPMENT. Lessee agrees that (i) Lessor has not selected, manufactured, sold or supplied any of the Equipment, (ii) Lessee has selected all of the Equipment and its suppliers, and (iii) Lessee has received a copy of, and approved, the purchase orders or purchase contracts for the Equipment. AS BETWEEN LESSEE AND LESSOR, LESSEE AGREES THAT: (a) LESSEE HAS RECEIVED, INSPECTED AND APPROVED ALL OF THE EQUIPMENT; (b) ALL EQUIPMENT IS IN GOOD WORKING ORDER AND COMPLIES WITH ALL PURCHASE ORDERS OR CONTRACTS AND ALL APPLICABLE SPECIFICATIONS; (c) LESSEE IRREVOCABLY ACCEPTS ALL EQUIPMENT FOR PURPOSES OF THE LEASE "AS-IS, WHERE-IS" WITH ALL FAULTS; AND (d) LESSEE UNCONDITIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO REVOKE ITS ACCEPTANCE OF THE EQUIPMENT.

LESSEE HAS READ AND UNDERSTOOD ALL OF THE TERMS OF THIS SCHEDULE. LESSEE AGREES THAT THERE ARE NO ORAL OR UNWRITTEN AGREEMENTS WITH LESSOR REGARDING THE EQUIPMENT OR THIS SCHEDULE.

BANC ONE LEASING CORPORATION                COMPUROUTE, INC.
                                            -----------------------------------

(Lessor)                                    (Lessee)

By:                                         By: /s/ Randal L. Buness
   -------------------------                    -------------------------------

Title:                                      Title: CFO
      ---------------------                        ----------------------------

Acceptance Date:                            Witness:
                -----------                         ---------------------------

                         CORPORATE LEASE ACKNOWLEDGEMENT

State of Arizona   :
                   :  SS
County of Maricopa :

The above mentioned foregoing instrument, was acknowledged before me this 10/22, 1990 by (Officers' Name) Randal L. Buness, (Officer's Title) VP & CFO, of Cerprobe Corporation, a Delaware corporation, on behalf of the corporation.

                                             /s/  Laura M. Back
                                        ----------------------------
  [Notary Seal]                                 Notary Public

         OFFICIAL SEAL                   Commission Expires 7-14-01
         LAURA M. BACK
NOTARY PUBLIC - STATE OF ARIZONA
       MARICOPA COUNTY
 MY COMM. EXPIRES JULY 14, 2001

                         BANC ONE LEASING CORPORATION
                    SCHEDULE A-1 EQUIPMENT LEASED HEREUNDER

QUANTITY      DESCRIPTION                                                PAGE 1
===============================================================================

                    LOCATION: 10365 SANDEN ROAD
                              DALLAS, TX 75238

                    COUNTY: DALLAS

                    EQUIPMENT COST:  $505,200.00

1             A01 System (Model #PC-1411) with Serial No. SR8129

1             Xpress Photoploter (Model #LP5008X) with Serial No. P12

1             CAM Engineering Software (Model #V1-ENG-SW)



     TOGETHER WITH ALL ATTACHMENTS, ADDITIONS, ACCESSIONS, PARTS, REPAIRS, IMPROVEMENTS, REPLACEMENTS AND SUBSTITUTIONS THERETO.

This Schedule A-1 is attached to and made a part of Lease Number 1000090043 and constitutes a true and accurate description of the equipment.

Lessee:

COMPUROUTE, INC.

By:    /s/ Randal L. Buness
    ---------------------------
           Randal L. Buness



Date:       10/22/98
      -------------------------

                           PREPAYMENT SCHEDULE ADDENDUM
                    (For Prepayment of a Financing Lease Schedule)

                           Dated         10/22/98
                                --------------------------

Lease Schedule No. 1000090043           Dated  10/22/98
                   --------------------       ---------------------------------

Lessee: Compuroute, Inc.

     Reference is made to the above Lease Schedule as previously amended ("Schedule") and to the Master Lease Agreement as previously amended ("Master Lease") identified in the Schedule, which are by and between Banc One Leasing Corporation ("Lessor") and the above lessee ("Lessee"). As used herein: "Lease" shall mean the Schedule and the Master Lease, but only to the extent that the Master Lease relates to the Schedule; and "Equipment" shall mean the equipment covered by the Schedule. This Schedule Addendum amends and supplements the terms and conditions of the Lease. Unless otherwise defined herein, capitalized terms defined in the Lease shall have the same meaning when used herein. SOLELY FOR PURPOSES OF THE SCHEDULE, LESSOR AND LESSEE AGREE AS FOLLOWS:

     1. Notwithstanding anything to the contrary in the Lease, Lessee and Lessor agree that so long as Lessee gives Lessor at least 20 days prior written notice (the "Notice Period"), Lessee may elect to prepay the outstanding principal balance of the Schedule, in whole or in part, on the rent payment date (a "Prepayment Date") following the Notice Period by paying to Lessor (whether made voluntarily or involuntarily as a result of an acceleration of the Maturity Date or otherwise), the total of the following: (a) all accrued rent or installment payments, interest, Taxes, late charges and other amounts then due and payable under the Schedule and the Master Lease to the extent it relates to the Schedule; plus (b) the principal amount selected by Lessee for prepayment in the notice of prepayment (hereinafter, the "Prepaid Principal"); plus (c) a prepayment premium, if any, equal to the product of (i) a Average Lost Monthly Interest Income and (ii) the number of months from the Prepayment Date to the Maturity Date (with any fraction of a month counted as a month), discounted to present value at the Discount Rate. At the option of Lessor, in its absolute and sole discretion, any prepayment shall be applied to installments coming due hereunder in the inverse order of their due dates.

     2. Solely for purposes of this Addendum, the following definitions in this paragraph 2 shall apply to this Addendum. "Maturity Date" means the scheduled expiration of the Lease Term of the Schedule as set forth in the Schedule. "Average Lost Monthly Interest Income" means the amount determined by dividing
(i) the product of the Average Principal and the Lost Rate, by (ii) twelve (12). "Average Principal" is the amount equal to either (i) one-half of the sum of (A) the amount of Prepaid Principal and (B) the amount of principal that is scheduled to be due on the Maturity Date ("Balloon Amount"), or (ii) the amount of

Prepaid Principal, if such amount is less than the Balloon Amount. "Lost Rate" is the rate per annum equal to the percentage, if any, by which (i) the yield to maturity of United States Treasury debt obligations having a maturity date nearest to the Maturity Date ("Treasury Obligations") determined on the date hereof exceeds (ii) the yield to maturity of Treasury Obligations determined on the date of prepayment. "Discount Rate" is the rate per annum equal to the yield to maturity of Treasury Obligations determined on the date of prepayment. The maturity date and yield to maturity of the Treasury Obligations shall be determined by Lessor, in its absolute and sole discretion, on the basis of quotations published in The Wall Street Journal, or other comparable sources. Treasury Obligations shall exclude any stripped U.S. Treasury obligations and any U.S. Treasury obligations which have multiple maturity or call dates, and if more than one issue of U.S. Treasury obligations has the applicable maturity month, then the U.S. Treasury obligation with the highest yield to maturity shall be used.

     3. Except as expressly amended or supplemented by this Addendum and other instruments signed by Lessor, the Lease remains unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date referenced above.

COMPUROUTE, INC.                       Banc One Leasing Corporation
(Lessee)                               (Lessor)

By:/s/ Randal L Buness                 By:
   -------------------------------        --------------------------------------
Title: CFO                             Title:
      ----------------------------           -----------------------------------

                    AGREEMENT CONCERNING YEAR 2000 COMPLIANCE

                              Dated As Of 10/22/98

     THIS AGREEMENT CONCERNING YEAR 2000 COMPLIANCE (the "Year 2000 Agreement") is made and entered by and among the Obligors identified below (hereinafter, jointly and severally referred to as "Obligor" whether or not there is one or more parties) and Banc One Leasing Corporation ("Banc One").

Obligors: COMPUROUTE, INC.

     WHEREAS, Banc One has extended credit to Obligor and/or has committed to extend credit to Obligor (one or more such extensions of credit, now existing or hereafter arising, jointly and severally the "Credit Facility" whether or not there are one or more facilities) pursuant to the terms and conditions of certain commercial loan documentation, commercial lease documentation, and/or guarantees by and between or among Banc One and Obligor (and, possibly others) (the "Credit Documents"); and

     WHEREAS, Obligor utilizes information technology, software and other data support in the conduct of its business operations, and;

     WHEREAS, the successful continuation of Obligor's business operations depends on Obligor's information technology, software and data support used in its operations becoming and being maintained as Year 2000 Compliant as such term is defined herein; and

     WHEREAS, Banc One has requested that Obligor enter into this Year 2000 Agreement as additional consideration for Banc One's current or future extensions of credit to Obligor and/or other financial transactions with Obligor under the Credit Facility.

     NOW THEREFORE, by mutual agreement of the parties and in mutual consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

Section 1. Representations and Warranties. Obligor represents and warrants as follows to Banc One: (a) as of the date of this Year 2000 Agreement; (b) as of the date of any request for advance under the Credit Facility, (c) as of the date of any renewal, extension or modification of the Credit Facility, and (d) at all times the Credit Facility or Banc One's commitment to make advances under the Credit Facility is outstanding:

     1.1 Year 2000 Compliance. All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for Obligor to carry on its business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of Obligor's business operations. For purposes of this Year 2000 Agreement, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

     1.2 Compliance Process. Obligor has:

            1.2.1 undertaken a detailed inventory, review, and assessment of all areas within its business and operations that could be adversely affected by the failure of Obligor to be Year 2000 Compliant on a timely basis; and

          1.2.2 developed a detailed plan and timeline for becoming Year 2000 Compliant on a timely basis, and

          1.2.3 to date, implemented that plan in accordance with that timetable in all material respects.

1.3 Compliance by Third Parties. Obligor has made written inquiry of each of its key suppliers, vendors, and customers, and has obtained in writing confirmations from all such persons, as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, Obligor reasonably believes that all such persons will be or become so compliant. For purposes hereof, "key suppliers, vendors, and customers" refers to those suppliers, vendors, and customers of Obligor whose business failure would, with reasonable probability, result in a material adverse change in the business, properties, condition (financial or otherwise), or prospects of Obligor. For purposes of this paragraph, Banc One, as a party to the Credit Facility, confirms to Obligor that Banc One has initiated its own corporate-wide Year 2000 program with respect to its extension of credit activities.

1.4 Value of Collateral. The fair market value of all real and personal property, if any, pledged to Banc One as collateral to secure the Credit Facility and/or the fair market value of all real or personal property leased from Banc One pursuant to the Credit Facility is not and shall not be less than currently anticipated or subject to substantial deterioration in value because of the failure of such collateral or leased property to be Year 2000 Compliant.

Section 2. Affirmative Covenants. Obligor covenants and agrees with Banc One that, while any Credit Facility is in effect, Obligor will:

    2.1 Additional Information. Furnish such additional information, statements and other reports with respect to Obligor's compliance (and its approach to and progress towards achieving compliance) with this Year 2000 Agreement as Banc One may request from time to time.

     2.2 Notice of Changes. In the event of any change in circumstances that causes or will likely cause any of Obligor's representations and warranties set forth in Section 1 of this Year 2000 Agreement ("Year 2000 Compliance") to no longer be true (hereinafter, referred to as a "Change in Circumstances"), then Obligor shall promptly, and in any event within ten (10) days of receipt of information regarding a Change in Circumstances, provide Banc One with written notice (the "Notice") that describes in reasonable detail the Change in Circumstances and how such Change in Circumstances caused or will likely cause Obligor's representations and warranties set forth in Section 1 hereof to no longer by true. Obligor shall, with ten (10) days of a request, also provide Banc One with any additional information Banc One requests of Obligor in connection with the Notice and/or a Change in Circumstances.

     2.3 SEC and Other Reports. Promptly upon its becoming available, furnish to Banc One a copy of each financial statement, report, notice, or proxy statement sent by Obligor to stockholders generally and of each regular or periodic report, registration statement or prospectus filed by Obligor with any securities exchange or the Securities and Exchange Commission or any successor agency, and of any order issued by any Governmental Authority in any proceeding to which Obligor is a party. For purposes of this Year 2000 Agreement, "Governmental Authority" shall mean any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental entity having or asserting jurisdiction over Obligor or any of its business, operations or properties.

     2.4 Audits. Give any representative of Banc One access during all business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in the possession of Obligor and relating to its affairs, and to inspect any of the properties and Systems of Obligor, and to project test the Systems to determine if they are Year 2000 Compliant in an integrated environment, all at the sole cost and expense of Banc One.

Section 3. Default. Notwithstanding anything to the contrary which may be set forth in the Credit Documents, failure to comply with any term or condition set forth in this Year 2000 Agreement, and breach of any representation and warranty set forth in this Year 2000 Agreement, which failure or breach shall not have been cured to Banc One's satisfaction within thirty (30) days of the date written notice is given by Banc One to Obligor of such failure or breach, shall thereupon be deemed as an event of default under the Credit Documents, and shall permit Banc One to immediately (without any entitlement by Obligor to further cure such default) exercise any of Banc One's rights or remedies set forth in the Credit Documents or available under applicable law.

COMPUROUTE, INC.                         BANC ONE LEASING CORPORATION
-------------------------------------    ----------------------------
(Obligor)


By: /s/ Randal L. Buness                 By:
-------------------------------------       -------------------------

Title: CFO                               Title:
-------------------------------------          ----------------------